Exhibit 4.4
                                                                     -----------

                                      FORM

                                       OF

                           EQUITY WARRANT CERTIFICATE

                               USA NETWORKS, INC.

Number                                                 Equity Warrants
W
                                                      CUSIP  902984 11 1



This Warrant Certificate certifies that



, or registered assigns, is the registered Holder of Equity Warrants (the "Equity Warrants") to purchase Common Stock, par value $0.01 per share, of USA Networks, Inc., a Delaware corporation (the "Company"). Each Equity Warrant entitles the Holder to purchase from the Company one fully paid and non-assessable share of Common Stock, par value $0.01 per share, of the Company ("Common Stock") at any time on or before 5:00 p.m. New York City time on February 4, 2009, at the exercise price (the "Exercise Price") of $35.10 payable in lawful money of the United States of America upon surrender of this Equity Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent in the City of New York, the State of New York, upon such conditions set forth herein and in the Equity Warrant Agreement (as hereinafter defined). Payment of the Exercise Price must be made in lawful money of the United States of America, in cash or by certified check or bank draft or bank wire transfer payable to the order of the Company. The number of Shares which may be purchasable upon exercise of the Equity Warrants and the Exercise Price is each subject to adjustment upon the occurrence of certain events set forth in the Equity Warrant Agreement.
      By acceptance of this Equity Warrant Certificate, each Holder agrees to be bound by the terms of the Equity Warrant Agreement.
      Reference is hereby made to the further provisions of this Equity Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized defined terms used herein have the same meaning as in the Equity Warrant Agreement.
      This Equity Warrant Certificate shall not be valid unless countersigned by the Equity Warrant Agent, as such term is used in the Equity Warrant Agreement.

      IN WITNESS WHEREOF, USA Networks, Inc. has caused this Equity Warrant Certificate to be duly executed under its corporate seal.

Dated:                                   USA NETWORKS, INC.


                                         By:
                                                -------------------------------
            [USA Networks Inc.                       Chairman of the Board
             Corporate Seal                       and Chief Executive Officer
                 1986
               Delaware]                 Attest:
                                         By:    -------------------------------
                                                     Secretary

Countersigned:

The Bank of New York, as Equity Warrant Agent


By
   ------------------------------------
      Authorized Signature

                                     REVERSE

                           EQUITY WARRANT CERTIFICATE

                               USA NETWORKS, INC.

      The Equity Warrants evidenced by this Equity Warrant Certificate are part of a duly authorized issue of Equity Warrants issued pursuant to a Warrant Agreement dated as of February 4, 2002 (the "Equity Warrant Agreement"), duly executed and delivered by the Company to The Bank of New York (the "Equity Warrant Agent"), which Equity Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Equity Warrant Agent, the Company and the Holders (the words "Holders" or "Holder" meaning the registered Holders or registered Holder) of the Equity Warrants.
      Equity Warrants may be exercised to purchase shares of Common Stock of the Company, par value $.01 per share ("Common Stock") upon such terms and conditions as are set forth in the Equity Warrant Agreement at any time on or before 5:00 p.m. New York City time on February 4, 2009, at the Exercise Price set forth on the face hereof. The Holder of Equity Warrants evidenced by this Equity Warrant Certificate may exercise them by surrendering the Equity Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the office of the Equity Warrant Agent in the City of New York in the State of New York. In the event that upon any exercise of Equity Warrants evidenced hereby the number of Equity Warrants exercised shall be less than the total number of Equity Warrants evidenced hereby, there shall be issued to the Holder hereof or his assignee a new Equity Warrant Certificate evidencing the number of Equity Warrants not exercised. Nothing contained in the Equity Warrant Agreement or in this Equity Warrant Certificate shall be construed as conferring upon the Holder thereof the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to consent or to receive notice as shareholders in respect of meetings of shareholders for the election of Directors of the Company or any other matter, or any other rights whatsoever as shareholders of the Company.
      The Equity Warrant Agreement provides that upon the occurrence of certain events, the number of shares of Common Stock issuable upon exercise of an Equity Warrant and the Exercise Price each may, subject to certain conditions, be adjusted.
      Equity Warrant Certificates, when surrendered at the office of the Equity Warrant Agent in the City of New York in the State of New York by the registered Holder thereof in person or by a legal representative duly authorized in writing or by registered mail, return receipt requested, may be exchanged, in the manner and subject to the limitations provided in the Equity Warrant Agreement, but without payment of any service charge, for another Equity Warrant Certificate or Equity Warrant Certificates of like tenor evidencing in the aggregate a like number of Equity Warrants and registered in the name of such registered Holder.
      Upon due presentment for registration of transfer of this Equity Warrant Certificate at the office of the Equity Warrant Agent in the City of New York in the State of New York or by registered mail, return receipt requested, a new Equity Warrant Certificate or Equity Warrant Certificates of like tenor and evidencing in the aggregate a like number of Equity Warrants shall be issued to the transferee(s) in exchange for this Equity Warrant Certificate, subject to the limitations provided in the Equity Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
      The Company and the Equity Warrant Agent may deem and treat the registered Holder(s) hereof as the absolute owner(s) of this Equity Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and neither the Company nor the Equity Warrant Agent shall be affected by any notice (other than a duly presented registration of transfer in accordance with the previous paragraph) to the contrary and shall not be bound to recognize any equitable or other claim to or interest in such Equity Warrant on the part of any other person.

                                   ASSIGNMENT

                (To be executed by the registered Holder if such
                  Holder desires to transfer Equity Warrants.)

   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                     (Print name and address of transferee)

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         Equity Warrants, evidenced by this Equity Warrant Certificate, together
---------
with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                                                       Attorney, to transfer the
------------------------------------------------------
within Equity Warrant Certificate on the books of the Company, with full power of substitution. If said number of Equity Warrants to be transferred shall not be all of the Equity Warrants evidenced by this Equity Warrant Certificate, the assignor and assignee agree that such Attorney shall submit this Equity Warrant Certificate to the Company and request that New Equity Warrant Certificates for the applicable number of Equity Warrants be registered in the names of the undersigned as below indicated and delivered to the addresses below:

Dated:

                                             Signature:
------------------------------                          ----------------------
(Insert Social Security or                            (Signature must conform
 Other Identifying Number                              to name of holder as
 of Assignee)                                          specified on the face
                                                       of the Equity Warrant
                                                       Certificate)

Address of Assignor (if necessary):
                                    ------------------------------------

Address of Assignee (if necessary):
                                    ------------------------------------


Signature Guaranteed:
                      ----------------------------
                         Signature of Guarantor

                              ELECTION TO PURCHASE



USA NETWORKS, INC.
152 West 57th Street
New York, NY 10019

      The undersigned hereby irrevocably elects to exercise the right of
purchase represented by this Equity Warrant Certificate for         Equity
                                                           ---------
Warrants, and to purchase thereunder the shares of Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:

--------------------------------------------------------------------------------
             (Please Print Name, Address and Social Security Number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



      If said number of Equity Warrants to be exercised shall not be all of the Equity Warrants evidenced by this Equity Warrant Certificate, the undersigned requests that a new Equity Warrant Certificate for the balance of the Equity Warrants be registered in the name of the undersigned or his Assignee as below indicated and delivered to the address stated below:

Dated:                , 200
      ----------------     -

Name of Equity Warrant Holder or Assignee (Please Print):
                                                         -----------------------
Address:
        ------------------------------------------------------------------------

Signature:
          ----------------------------------------------------------------------
          (Signature must conform to name of holder as specified on the face of the Equity Warrant Certificate)

Signature Guaranteed:
                     ------------------------------------------
                              Signature of Guarantor